Exhibit 1.1

[●] Shares

SOC Telemed, Inc.

Class A Common Stock

UNDERWRITING AGREEMENT

[●], 2021

Credit Suisse Securities (USA) LLC,

As Representative of the Several Underwriters,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

To whom it may concern:

1. Introductory. SOC Telemed, Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to Credit Suisse Securities (USA) LLC (“Credit Suisse”) and the several Underwriters named in Schedule A hereto (the “Underwriters”), for whom Credit Suisse is acting as representative (in such capacity, the “Representative”) [●] shares of its Class A Common Stock, par value $0.0001 per share (the “Securities”) (such shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] additional shares of its Securities (collectively, such [●] shares of Securities being hereinafter referred to as the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b). 430A Information with respect to the Registration Statement (as defined in Section 2) shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Act” means the Securities Act of 1933, as amended. Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

“Applicable Time” means [●]:00 [A.M.][P.M.] (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” means the date and time as of which the Registration Statement (as defined herein) became, or is deemed to have become, effective in accordance with the Rules and Regulations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the final prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities, as filed with the Commission pursuant to Rule 424(b) under the Act.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of The Nasdaq Global Select Market (the “Exchange Rules”).

“Statutory Prospectus” means (i) the Preliminary Prospectus, dated [●], 2021, relating to the Offered Securities and (ii) the other information, if any, set forth on Schedule B hereto, considered together.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)	Filing and Effectiveness of Registration Statement. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-256230) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. Such registration statement, including the amendments thereto and the schedules thereto, at the Effective Time, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and including the 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file, with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statement.”

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

(ii)	Compliance with Securities Act Requirements. (i) At their respective Effective Times, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed in all material respects to the requirements of the Act and the Rules and Regulations, and at their respective Effective Times, on the date of this Agreement and on each Closing Date, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Initial Registration Statement, the Additional Registration Statement (if any) or the Final Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 7(b) hereof.

(iii)	Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and any post-effective amendment thereto and (ii) at the date of this Agreement, the Company was and is an “ineligible issuer” as defined in Rule 405.

(iv)	No Documents Incorporated By Reference. No documents have been or will be incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Final Prospectus.

(v)	Free Writing Prospectuses. The Company has not prepared or used a Free Writing Prospectus.

(vi)	Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vii)	Statutory Prospectus. The Statutory Prospectus, as of the Applicable Time and any Closing Date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 7(b) hereof.

(viii)	Testing-the-Waters Communication. The Company (a) has not engaged in any Testing-the-Waters Communication other than any Testing-the-Waters Communications with the consent of the Representative, with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Act or with institutions that are “accredited investors” within the meaning of Rule 501 under the Act, and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications, other than as listed in Schedule B hereto, if any. As of the Applicable Time, no Written Testing-the-Waters Communication, if any, when considered together with the Statutory Prospectus, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 7(b) hereof.

(ix)	Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent that such concepts are applicable in any such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(x)	Subsidiaries. Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act) of the Company has been duly organized, is validly existing as a corporation or other business entity and in good standing under the laws of the jurisdiction of its organization (to the extent that such concepts are applicable in such jurisdiction), with power and authority (corporate or other organizational power) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus; and each significant subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification (to the extent that such concepts are applicable in any such jurisdiction), except where the failure to be so qualified or in good standing (to the extent that such concepts are applicable in such jurisdiction) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding equity interests of each significant subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable (to the extent that such concepts are applicable in such jurisdiction); and, except as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus, the capital stock of each significant subsidiary owned by the Company, directly or through subsidiaries, is owned free from material liens, encumbrances and defects. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the entities listed on Schedule D hereto.

(xi)	Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the Statutory Prospectus and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the information in the Statutory Prospectus and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any securityholder of the Company. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the Preliminary Prospectus, the Statutory Prospectus and the Final Prospectus.

(xii)	No Broker’s Fee. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus and as contemplated by this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(xiii)	Registration Rights. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and, except as may be permitted under the lock-up agreements referred to in Section 6(h) hereof, each person specified in Schedule C to this Agreement to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(m) hereof.

(xiv)	Listing. The Offered Securities are listed on the Nasdaq Global Select Market.

(xv)	No Restrictions on Significant Subsidiaries. No significant subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from (i) paying any dividends or distributions to the Company, (ii) making any other distribution on such subsidiary’s capital stock or equity interests, (iii) repaying to the Company any loans or advances to such subsidiary from the Company or (iv) transferring any such subsidiary’s property or assets to the Company or any other subsidiary of the Company, in each case except as described in or contemplated in the Registration Statement, the Statutory Prospectus or the Final Prospectus (exclusive of any amendment or supplement to the Final Prospectus).

(xvi)	Absence of Further Requirements. No consent, approval, authorization, or order of, or filing, registration or qualification with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance by the Company of this Agreement or the issuance and sale of the Offered Securities, the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the Registration Statement, the Statutory Prospectus and the Final Prospectus, or the consummation of the transactions contemplated hereby and by the Final Prospectus, except such as have been obtained, waived or made, and such as may be required under the securities or Blue Sky laws of the various states or foreign jurisdictions or by the Financial Industry Regulatory Authority (“FINRA”).

(xvii)	Title to Property. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets (other than Intellectual Property Rights (as defined below), which are addressed exclusively in Section 2(a)(xxv) hereof) owned by them, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, and (ii) the Company and its subsidiaries hold any leased real or personal property, to the Company’s knowledge, under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them.

(xviii)	Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities, and the application of the proceeds from the sale of the Offered Securities as described under “Use of Proceeds” in each of the Registration Statement, the Statutory Prospectus and the Final Prospectus, will not (i) result in a breach or violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, with respect to clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(xix)	Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational document; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)	Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) (i) has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), except for any deficiency that would not, individually or in the aggregate, have a Material Adverse Effect; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) for which the thirty (30) day notice period has not been waived has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default).

(xxi)	Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxii)	Possession of Licenses and Permits. The Company and its subsidiaries possess all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or proposed in the Registration Statement, the Statutory Prospectus and the Final Prospectus to be conducted by them. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to be in compliance with such Licenses would not individually or in the aggregate have a Material Adverse Effect, and have not received any written notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiii)	Absence of Labor Dispute. No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or any subsidiary’s principal suppliers, manufacturers, customers or contractors that would, in either case, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is party to any collective bargaining agreement.

(xxiv)	Compliance with Labor Laws. Neither the Company nor any of its subsidiaries is in violation of, or has received written notice of, any violation with respect to any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or of any applicable federal or state wage and hour laws, the violation of which would reasonably be expected to have a Material Adverse Effect.

(xxv)	Possession of Intellectual Property. The Company and its subsidiaries (i) own, possess or can acquire on commercially reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, inventions, systems or procedures), patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own or possess, or the inability to acquire on commercially reasonable terms, any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights; (iii) to the Company’s knowledge, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person; (iv) to the Company’s knowledge, there are no third parties who have or will be able to establish ownership or exclusive rights to any Intellectual Property Rights, except for the retained rights of the owners of the Intellectual Property Rights that are licensed to the Company, if any; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (a) challenging the validity, enforceability or scope of any Intellectual Property Rights or (b) challenging the Company’s rights or any of its subsidiaries’ rights in or to any Intellectual Property Rights, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such actions, suits, proceedings or claims; (vi) to the Company’s knowledge, none of the Intellectual Property Rights used by the Company or its subsidiaries that are necessary to the conduct of their businesses as now conducted and as proposed to be conducted in the Registration Statement, the Statutory Prospectus and the Final Prospectus by the Company or any of its subsidiaries has been obtained or is being used by the Company and its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries; (vii) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property Rights have been licensed to the Company or any subsidiary, and all such agreements are in full force and effect; (viii) the Company has taken reasonable steps to protect, maintain and safeguard the Intellectual Property Rights, including the execution of appropriate nondisclosure, confidentiality and invention assignment agreements; (ix) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any written employment contract, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or restrictive covenant agreement with a former employer where the basis of such violation relates to (a) such employee’s employment with the Company and (b) the ownership by the Company or its subsidiaries of any Intellectual Property Rights, and (x) none of the Intellectual Property Rights or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or, to the knowledge of the Company, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except in each case covered by clauses (ii) – (vii) and (ix) – (x) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate have a Material Adverse Effect.

(xxvi)	Environmental Laws. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and the Company and its subsidiaries are not aware of any pending investigation which might lead to such a claim.

(xxvii)	Accurate Disclosure. The statements in the Registration Statement, the Statutory Prospectus and the Final Prospectus under the headings “Certain United States Federal Income Tax Considerations,” “Description of Capital Stock,” “Risk Factors—Risks Related to our Use of Technology—Failure to protect or enforce our intellectual property rights could impair our ability to protect our internally developed technology and our brand and the costs involved in such enforcement could harm our business,” and “Business—Regulatory Environment,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxviii)	Absence of Stabilization or Manipulation. Neither the Company nor any controlled affiliate of the Company has taken, directly or indirectly, any action designed to cause or result in, or that would constitute or that reasonably would be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities, or a violation of Regulation M under the Exchange Act.

(xxix)	Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Statutory Prospectus and the Final Prospectus is based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(xxx)	Compliance with the Sarbanes-Oxley Act. There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all provisions of Sarbanes-Oxley and all applicable Exchange Rules promulgated in connection therewith that are in effect and with which the Company is required to comply.

(xxxi)	Internal Controls. Except as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus, the Company and each of its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) (the “Internal Controls”) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”). Except as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus, the Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company in accordance with Exchange Rules.

(xxxii)	Disclosure Controls. (i) The Company and its subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports that they file or submit under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (ii) except as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xxxiii)	Litigation. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, there are no pending investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) (“Actions”) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect, or would materially and adversely affect their respective properties or assets or the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such Actions are, to the knowledge of the Company, threatened.

(xxxiv)	Financial Statements. The Company’s financial statements included in the Registration Statement, the Statutory Prospectus and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown therein and their results of operations, stockholders’ equity and cash flows for the periods shown therein, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; the financial statements of Access Physicians Management Services Organization, LLC (“Access Physicians”) included in the Registration Statement, the Statutory Prospectus and the Final Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Access Physicians and its affiliated companies as of the dates shown therein and their results of operations, members’ equity and cash flows for the periods shown therein, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; the schedules, if any, included in each Registration Statement present fairly in all material respects the information required to be stated therein; the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Statutory Prospectus and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; the pro forma financial statements included in the Registration Statement, the Statutory Prospectus and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information; and the pro forma financial information included in the Registration Statement, the Statutory Prospectus and the Final Prospectus have been prepared on a basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, include all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the transactions and events described therein, and give effect to assumptions made on a reasonable basis and in good faith present fairly in all material respects the historical and proposed transactions contemplated by the Registration Statement, the Statutory Prospectus and the Final Prospectus.

(xxxv)	No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Statutory Prospectus and the Final Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxxvi)	Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxvii)	Ratings. The Company has no securities that are rated by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

(xxxviii)	Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any of its subsidiaries, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company on the other hand, which is required by the Act to be disclosed in a registration statement which is not so disclosed in the Registration Statement, the Statutory Prospectus or the Final Prospectus. There are no outstanding loans, advances (except for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, or any affiliate of the Company, except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus.

(xxxix)	Cybersecurity. The Company and its subsidiaries’ computer and information technology equipment hardware, software, websites, systems and networks (collectively, “IT Systems”) are, to the Company’s knowledge, adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained, consistent with customary industry practices and legal and contractual obligations, commercially reasonable controls, policies, procedures and safeguards to protect their material confidential information and all other personal, personally-identifiable, sensitive or regulated data or information in their possession or under their control (collectively “Data”) from unauthorized access, use, misappropriation, disclosure, modification, encryption or destruction, and to maintain the integrity, security, continuous operation and redundancy of the IT Systems. To the Company’s knowledge, there has been no security breach of, or other unauthorized access to or compromise of, the IT Systems (an “Incident”), except for those that have been remedied without material cost or liability or the duty to notify any persons or entities, and there have been no suspected Incidents that are currently under internal review or investigations. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, an Incident or any other unauthorized access to or compromise of any Data. The Company and its subsidiaries are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data and to the protection of such IT Systems and Data from unauthorized access, use, misappropriation, disclosure, modification, encryption or destruction.

(xl)	Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed by them through the date of this Agreement or have requested extensions thereof (except in any case in which the failure to so file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except for any such taxes currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no material tax deficiency has been determined adversely to the Company or any of its subsidiaries and the Company has not received any written notice from any taxing authorities asserting any tax deficiency against the Company or any of its subsidiaries.

(xli)	Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Final Prospectus.

(xlii)	No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, in the course of its, his or her actions for, or on behalf of, the Company or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; (iii) violated or is in violation of any provision of the FCPA or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xliii)	Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xliv)	Economic Sanctions. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent or controlled affiliate of the Company or any of its subsidiaries is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)); and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”), or, to the knowledge of the Company, would result in the imposition of Sanctions against any person participating in the offering, whether as underwriter, advisor, investor or otherwise. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, Crimea, North Korea and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to the Representative or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor do the Company or any of its subsidiaries have any plans to increase their dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(xlv)	Other Offerings. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xlvi)	Accuracy of Exhibits. There are no statutes, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject or by which the Company or any of its subsidiaries is bound which are required to be described in the Registration Statement, the Statutory Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects or filed as required.

(xlvii)	Lending Relationship. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Final Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationships with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xlviii)	Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof received by the Company as described in the Registration Statement, the Statutory Prospectus and the Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xlix)	Health Care Laws. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries are, and at all times have been, in compliance with all applicable Health Care Laws (as defined below), including all binding rules and regulations thereunder. For purposes of this Agreement, “Health Care Laws” means all healthcare laws applicable to the operation of the business of the Company and its subsidiaries as currently conducted, including (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the U.S. False Statements Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), all criminal laws relating to health care fraud and abuse, including, but not limited to, 18 U.S.C. §§ 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§1320d et seq.), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the exclusions law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes, including, but not limited to, the coverage and payment provisions of Medicare (Title XVIII of the Social Security Act) and, Medicaid (Title XIX of the Social Security Act); and (iii) the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) (42 U.S.C. §§ 17921 et seq.), and the regulations promulgated thereunder and any state or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers.

Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in noncompliance with or in material violation of any Health Care Laws and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. None of the Company, any of its subsidiaries or any of their respective officers, directors, or to the Company’s knowledge, any of their respective employees or agents, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental or regulatory authority. Additionally, none of the Company, any of its subsidiaries or any of their respective officers, directors, or, to the Company’s knowledge, any of their respective employees or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The Company conducts exclusion and debarment checks on physicians employed by or under contract with the Company’s affiliated professional associations and professional corporations as part of its credentialing process and on a recurring, monthly basis thereafter. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by the Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

(l)	Provider Licensing, Medical Practice. The Company and its subsidiaries have adopted and implemented policies, procedures and trainings programs reasonably designed to assure that their respective directors, officers, employees and agents are in compliance in all material respects with all applicable Health Care Laws, including with respect to state licensure of healthcare professionals, corporate practice of medicine requirements and FDA limitations regarding the operation and promotion of software as a medical device. To the knowledge of the Company, all healthcare providers employed by or under contract with any professional association, professional corporation or other entity with which the Company or any of its subsidiaries has entered into an agreement have been and are duly licensed or certified to provide their respective health care services in each jurisdiction in which they practice and, where applicable, have and have had all necessary licenses, certifications, permits and/or registrations to order and prescribe prescription products, including controlled substances, and are in compliance and at all times have complied in all material respects with the terms of all applicable licenses, certifications, permits and/or registrations. No governmental agency or other person has challenged in writing or, to the knowledge of the Company, threatened to challenge the legality or enforceability of the agreements between the Company or any subsidiary, on the one hand, and any professional association, professional corporation or other professional entity or healthcare provider, on the other hand. No governmental agency or other person has requested, in writing, information, investigated or otherwise contacted the Company or any of its subsidiaries or, to the knowledge of the Company, any professional association, professional corporation or other professional entity or healthcare provider with regard to the agreements between the Company or any of its subsidiaries, on the one hand, and any professional association, professional corporation or other professional entity or healthcare provider, on the other hand, with regard to the services provided by the Company or any of its subsidiaries to any such professional association, professional corporation or other professional entity or healthcare provider.

(li)	Privacy. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries are, and at all prior times during the past five (5) years were, in compliance with all applicable data privacy and security laws and regulations regarding their collection, use, transfer, storage, protection, disposal or disclosure of Personal Data (as defined below) collected from or provided by third parties, including, HIPAA, the California Consumer Privacy Act of 2018, the Illinois Biometric Information Privacy Act and, to the extent applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”); and, except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has taken commercially reasonable steps to prepare to comply as of their respective effective dates with all other applicable data privacy and security laws and regulations with respect to Personal Data that have been publicly announced as of the date hereof as becoming effective within six months after the date hereof, including, but not limited to, the California Consumer Privacy Act of 2018 (to the extent applicable), and for which any non-compliance with the same would be reasonably likely to create a material liability. “Personal Data” means, to the extent applicable, (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information or customer or account number; (ii) any information that would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; and (iii) “personal data” as defined by the GDPR. Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries have in place, comply with and take appropriate steps reasonably designed to ensure compliance in all material respects with their (i) policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data and security policies (collectively, the “Company Policies”) and (ii) each of the Company Policies provides accurate notice, sufficient for compliance with applicable Privacy Laws, of the Company’s then-current privacy practices. The execution, delivery and performance by the Company and its subsidiaries of this Agreement or any other agreement referred to in this Agreement will not result in a material breach or violation by the Company or any of its subsidiaries of any applicable Privacy Laws. Neither the Company nor any subsidiary: (i) to the Company’s knowledge, except as would not be material to the Company and its subsidiaries, taken as a whole, has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any applicable Privacy Laws; or (ii) other than agreements requiring compliance with Privacy Laws entered into in the ordinary course of business, is a party to any order, decree or agreement that imposes any material obligation or liability under any Privacy Law. To the knowledge of the Company, the Company and each of its subsidiaries have executed current and valid Business Associate Agreements with each (i) customer that, to the knowledge of the Company, is a “covered entity” (as defined by HIPAA and the corresponding regulations) and (ii) “subcontractor” (as defined by HIPAA and the corresponding regulations). The Company and its subsidiaries are in material compliance with such Business Associate Agreements and, to the knowledge of the Company, no covered entity or subcontractor has materially breached any such Business Associate Agreement with the Company and its subsidiaries.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price of $[●] per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representative, through the facilities of the Depository Trust Company (“DTC”), for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the office of Hogan Lovells US LLP, at [●] A.M., New York City time, on [●], 2021, or at such other time as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Hogan Lovells US LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Optional Securities set forth opposite such Underwriter’s name in Schedule A hereto bears to the total number of shares of Optional Securities (subject to adjustment by the Representative to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative, through the facilities of DTC, for the accounts of the Underwriters, against payment of the purchase price therefore in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of  the Company, at the above office of Hogan Lovells US LLP. The certificates, if any, for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Hogan Lovells US LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representative, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b) within the time periods specified by Rule 424(b) and Rule 430A under the Act. The Company will advise the Representative promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representative of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representative.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Preliminary Prospectus and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Preliminary Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Preliminary Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers to which Offered Securities may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d) Free Writing Prospectus. The Company will not make any offer relating to the Offered Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(e) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(f)   Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act, which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(g) Furnishing of Prospectuses. The Company will furnish to the Representative copies of each Registration Statement (without exhibits thereto), each related Preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York City time, on the business day following the execution and delivery of this Agreement, or such later time as may be agreed to by the Company and the Representative. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h) Blue Sky Qualifications. The Company will promptly arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative may reasonably request and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(i) Reporting Requirements. The Company, during the period when a prospectus relating to the Offered Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Rules and Regulations.

(j) Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to: (i) any filing fees and other expenses (including the reasonable and documented fees and disbursements of counsel to the Underwriters) incurred in connection with qualification or registration of the Offered Securities for offer and sale under the securities laws or Blue Sky laws of the several states of the United States, the provinces of Canada or other jurisdictions as the Representative may reasonably request and the preparation and printing of memoranda relating thereto; (ii) costs and expenses related to the review by FINRA of the terms of the sale of the Offered Securities (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such review), provided that the reasonable and documented fees, disbursements and expenses of counsel for the Underwriters described in clauses (i) and (ii) shall not exceed $30,000 in the aggregate; (iii) costs and expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company; (iv) fees and expenses incident to listing the Offered Securities on the Nasdaq Global Select Market; (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act; and (vi) any transfer taxes payable in connection with the delivery of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters. It is understood, however, that, except as provided in this Section 5(j), and Sections 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

(k) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the Statutory Prospectus and the Final Prospectus.

(l)   Absence of Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any securities of the Company in connection with the offering of the Offered Securities.

(m) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative) directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Securities or securities convertible into or exchangeable or exercisable for any Securities (collectively, “Lock-Up Securities”), (2) enter into any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended to, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, (3) exercise any right with respect to the registration of any Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted, any registration statement in connection therewith, under the Act, except pursuant to the Purchase Agreement, the Warrant Agreement, the Amended and Restated Registration Rights Agreement or the subscription agreements for the PIPE shares (each such term as defined in the Statutory Prospectus and the Final Prospectus), or (4) publicly disclose the intention to do any of the foregoing; provided, however, that the foregoing restrictions shall not apply to (A) the Offered Securities to be sold hereunder; (B) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants (including the exercise of warrants in connection with a redemption of such warrants by the Company) or options or the settlement of restricted stock units, in each case outstanding on the date hereof and described in the Registration Statement, the Statutory Prospectus and the Final Prospectus; (C) grants of employee stock options, stock awards, restricted stock, restricted stock units or other equity awards and the issuance of Lock-Up Securities (whether upon the exercise of stock options or otherwise) pursuant to the terms of an equity compensation plan or dividend reinvestment plan in effect on the date hereof and described in the Registration Statement, the Statutory Prospectus and the Final Prospectus; (D) the entry into any agreement providing for the issuance of Lock-Up Securities in connection with any joint venture, commercial or collaborative relationship or acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Lock-Up Securities pursuant to any such agreement; (E) the filing of any registration statement on Form S-8 relating to Lock-Up Securities granted or to be granted pursuant to any assumed employee benefit plan contemplated by clause (D); and (F) the notification of redemption or the redemption by the Company of warrants outstanding on the date hereof and described in the Registration Statement, the Statutory Prospectus and the Final Prospectus in accordance with their terms, whether for delivery of shares of Lock-Up Securities or in cash; provided that, in the case of clauses (D) and (E), (x) the aggregate number of shares of Lock-Up Securities that the Company may sell or issue or agree to sell or issue pursuant to such clauses (D) and (E) shall not exceed 5% of the total number of shares of Securities issued and outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date and (y) all recipients of any such Lock-Up Securities shall enter into a lock-up agreement substantially in the form of Exhibit A covering the remainder of the Lock-Up Period. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing.

(n) Listing. The Company will use its reasonable best efforts to maintain the listing of the Securities on the Nasdaq Global Select Market.

(o) Cybersecurity. If at or prior to a Closing Date, the Company has knowledge or written notice of, or reasonably believes there has been, any actual, potential or threatened Incident (as defined in Section 2(xxxix) or any other unauthorized access to or compromise of any Data (as defined in Section 2(xxxix)) (an “Actual or Potential Breach”), the Company shall notify the Representative and provide a reasonably detailed description of the nature of the Actual or Potential Breach. If the Representative determines that the Actual or Potential Breach could have an adverse impact on the purchase, sale, or delivery of the Offered Securities on the Closing Date, then, upon request, the Company shall use its reasonable best efforts to cooperate and follow the reasonable steps and procedures provided by the Representative to redress or safeguard against such Actual or Potential Breach or other unauthorized access in connection with purchase, sale and delivery of the Offered Securities.

(p) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of the Company’s officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Representative shall have received (i) a letter of PricewaterhouseCoopers LLP (“PwC”) and (ii) a letter of Huselton, Morgan and Maultsby P.C. (“HM&M”), in each case, dated the date hereof, in form and substance satisfactory to the Representative, addressed to the Underwriters, confirming that they are, with respect to PwC, a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and, with respect to HM&M, independent certified public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Statutory Prospectus. In addition, on each Closing Date, the Representative shall have received from each of PwC and HM&M “bring-down comfort letters” dated such Closing Date, addressed to the Underwriters, substantially in the form of the “comfort letters” delivered on the date hereof, except that (i) such bring-down comfort letters shall cover the financial information in the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three days prior to such Closing Date.

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York City time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representative. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. No event or condition of a type described in Section 2(xxxv) hereof shall have occurred or shall exist, which event or condition is not described in each of the Statutory Prospectus and the Final Prospectus the effect of which, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the terms and in the manner contemplated by this Agreement, the Statutory Prospectus and the Final Prospectus.

(d) Opinion and 10b-5 Statement of Counsel for the Company. The Representative shall have received an opinion and 10b-5 statement, dated such Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(e) Opinion and 10b-5 Statement of Counsel for Underwriters. The Representative shall have received from Hogan Lovells US LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to the issuance and sale of the Offered Securities, the Statutory Prospectus, the Final Prospectus and such other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f)   Officers’ Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state on behalf of the Company that: (i) the representations and warranties of the Company in this Agreement are true and correct, as of such Closing Date; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; (iv) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and (v), subsequent to the date of the most recent financial statements in the Statutory Prospectus and the Final Prospectus, to the effect set forth in Section 6(c).

(g) Chief Financial Officer’s Certificate. The Representative shall have received (i) a certificate, dated the date hereof, of the chief financial officer of the Company, in his capacity as such, with respect to certain financial information contained in the Statutory Prospectus and (ii) a certificate, dated such Closing Date, of the chief financial officer of the Company, in his capacity as such, with respect to certain financial information contained in the Final Prospectus, in each case providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(h) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lock-up agreements substantially in the form set forth on Exhibit A hereto (with any such modifications as the Representative shall have previously agreed to) from each person specified in Schedule C to this Agreement.

(i)   FinCEN Certificate. On or before the date of this Agreement, the Representative shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representative, along with such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certificate.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Statutory Prospectus, the Final Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter Indemnified Party for any documented legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) against any and all losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, the Statutory Prospectus, the Final Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by any Underwriter through the Representative specifically for use therein, and will reimburse each Company Indemnified Party for any documented legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating, defending or preparing to defend against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the paragraphs related to open market purchases and sales and the paragraph related to purchases to cover short positions and stabilization under the caption “Underwriting.” The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) of this Section 7, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) of this Section 7, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) of this Section 7. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any documented legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party and the indemnifying party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall (x) without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party or (y) be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is for any reason unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 7 in respect of any losses, claims, damages or liabilities, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, or actions in respect thereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, each affiliate, director, officer and employee of any Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, and each of the Company’s officers who signs a Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

8. Default of Underwriters. (a) If, on any Closing Date, any Underwriter defaults in its obligations to purchase Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Offered Securities, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Offered Securities, either the non-defaulting Underwriters or the Company may postpone such Closing Date for up to seven full business days in order to effect any changes that, in the opinion of counsel for the Company or counsel for the Underwriters, may be necessary in the Statutory Prospectus, the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Statutory Prospectus or the Final Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto that, pursuant to this Section 8, purchases Offered Securities that a defaulting Underwriter agreed, but subsequently failed, to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 8(a), the aggregate number of Offered Securities that remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of Offered Securities to be purchased on such Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities that such Underwriter agreed to purchase hereunder on such Closing Date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase hereunder) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided, however, that no non-defaulting Underwriter shall be obligated to purchase more than 110% of the number of Offered Securities that it agreed to purchase on such Closing Date, pursuant to the terms of Section 3 hereof.

(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 8(a), the aggregate number of such Offered Securities that remains unpurchased exceeds one-eleventh of the aggregate number of Offered Securities to be purchased on such Closing Date, or if the Company shall not exercise the right described in Section 8(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 5(j) and 10 and except that the provisions of Section 7 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by such Underwriter’s default.

9. Termination. This Agreement may be terminated by the Representative, by notice given to and received by the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, or, in the case of the Optional Securities, prior to such Optional Closing Date: (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq Stock Market or in any other over-the-counter market, or minimum or maximum prices shall have been generally established on any of such quotation system or exchange; (ii) trading or quotation of any securities of the Company shall have been suspended or limited by the Commission or on any exchange or in any over-the-counter market; (iii) any general banking moratorium shall have been declared by any U.S. federal, New York or Delaware authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other relevant jurisdiction shall have occurred; or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency or any other change in U.S. or international financial, political or economic conditions, that, in the judgment of the Representative, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it impracticable or inadvisable to proceed with the offer, sale and delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the Statutory Prospectus or the Final Prospectus.

10. Reimbursement of Underwriters’ Expenses. If (a) the Company for any reason fails to tender the Offered Securities for delivery to the Underwriters, or (b) the Underwriters decline to purchase the Offered Securities for any reason permitted under this Agreement other than by reason of the occurrence of any of the events described in clauses (i), (iii), (iv) or (v) of Section 9, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel to the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person referred to in Section 7, and will survive delivery of and payment for the Offered Securities and any termination of this Agreement. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder shall be in writing and, (i) if sent to the Underwriters, shall be mailed, delivered or telefaxed and confirmed to the Representative at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Facsimile: (212) 325-4296, Attention: IB CM&A Legal, and, (ii) if sent to the Company shall be mailed, delivered or telefaxed and confirmed to the Company at 1768 Business Center Drive, Suite 100, Reston, VA 20190, Attention: Chief Financial Officer, with a copy to Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, CA 94105, Facsimile: (415) 773-5759, Attention: William Hughes, Esq.; provided, however, that any notice to any Underwriter pursuant to Section 7 will be mailed, delivered or emailed and confirmed to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)  No Other Relationship. The Representative has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b)  Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each of the Underwriters hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Underwriters irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Recognition of the U.S. Special Resolution Regimes.

(a)  In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)   In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R§ 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

SOC Telemed, inc.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative of the several Underwriters.

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Shares of Firm Securities	Number of Shares of Optional Securities
Credit Suisse Securities (USA) LLC
William Blair & Company, L.L.C.
Guggenheim Securities, LLC
Total

SCHEDULE B

Time of Delivery Information

SCHEDULE C

Lock Up Agreements

SCHEDULE D

Company Entities

Exhibit A

Form of Lock-Up Agreement